As filed with the Securities and Exchange Commission on May 29, 1998
                             Registration No. 333 -
===============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                     -----------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                     UNDER

                          THE SECURITIES ACT OF 1933

                     -----------------------------------
                                 COMMSCOPE, INC.
             (Exact name of registrant as specified in its charter)

              Delaware                                  36-4135495
  (State or other jurisdiction of                     (I.R.S. Employer
   incorporation or organization)                  Identification Number)

                         1375 Lenoir-Rhyne Boulevard
                        Hickory, North Carolina 28601
                 (Address of registrant's principal executive
                        offices, including zip code)

                     COMMSCOPE, INC. AMENDED AND RESTATED
                       1997 LONG-TERM INCENTIVE PLAN
                         (Full title of the plan)

                            Jearld L. Leonhardt
                        Executive Vice President,
                       Finance and Administration
                       1375 Lenoir-Rhyne Boulevard
                      Hickory, North Carolina 28601
                              (828) 324-2200
          (Name, address, and telephone number of agent for service)


                     -----------------------------------

                         CALCULATION OF REGISTRATION FEE


----------------------------------------- ---------------- ------------------ ------------------- ======================
                                                           Proposed Maximum     Proposed Maximum
          Title of Securities              Amount to be     Offering Price         Aggregate            Amount of
            to be Registered              Registered (1)       Per Share         Offering Price     Registration Fee
----------------------------------------- ---------------- ------------------ ------------------- ----------------------

Common Stock, par value $.01  per share      2,400,000       $15.7188 (2)      $37,725,000 (2)         $11,128.88
                                              shares

----------------------------------------- ---------------- ------------------ ------------------- ----------------------
----------------------------------------- ---------------- ------------------ ------------------- ======================

----------------------------------------- ---------------- ------------------ ------------------- ======================

(1) Includes an indeterminate number of shares of Common Stock that may be issuable by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and in accordance therewith includes 2,400,000 shares subject to options to be granted under the Plan based on the basis of the average of the high and low sales prices for the Common Stock as reported by the New York Stock Exchange on May 28, 1998, a date within five business days of the date on which this registration statement is being filed.

                              EXPLANATORY NOTE
         This Registration Statement is filed pursuant to Instruction E to Form S-8 to register additional Common Stock issuable under Registrant's Employee's Stock Incentive Plan.

         Pursuant to Instruction E to Form S-8, the Registrant hereby incorporates by reference into this Registration Statement the contents of the Registrant's Registration Statement on Form S-8 (File No. 333-33555) and any post-effective amendments thereto.



                                  PART II
           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits

Exhibit No.                         Description of Exhibit

4.1      --       Amended and Restated Certificate of Incorporation *

4.2      --       Amended and Restated By-Laws *

4.3      --       Form of Common Stock Certificate**

4.4      --       Rights  Agreement,   dated  as  of  June  12,  1997,  between
                  CommScope,  Inc.  and  ChaseMellon
                  Shareholder Services, L.L.C., as Rights Agent***

5.1      --       Opinion of Fried, Frank, Harris, Shriver & Jacobson

23.1     --       Consent of Deloitte & Touche LLP

23.2     --       Consent of Fried, Frank, Harris, Shriver & Jacobson (included in Exhibit 5.1)

24.1     --       Powers of Attorney (included on the signature pages)

         * Incorporated herein by reference from the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1997 (File No. 001-12929).

         ** Incorporated herein by reference from the Company's Registration Statement on Form S-4 filed with the Commission on June 13, 1997 (Reg. No. 333-23935).

         *** Incorporated herein by reference from the Registration Statement on Form 8-A filed with the Commission on June 30, 1997 (File No. 001-12929)

                                    SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hickory, State of North Carolina, on May 29 , 1998.


                                 COMMSCOPE, INC.


                                 By:   /s/ Frank M. Drendel
                                           Frank M. Drendel
                                           Chairman and Chief
                                           Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Frank M. Drendel and Jearld L. Leonhardt, and each of them, as his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including any and all amendments, and any and all documents in connection therewith, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies, approves and confirms all that his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                                Title                         Date


/s/ Frank M. Drendel
    Frank M. Drendel      Chairman and Chief Executive Officer     May 29 , 1998
                          (Principal Executive Officer)


/s/ Jearld L. Leonhardt
    Jearld L. Leonhardt   Executive Vice President,                May 29 , 1998
                          Finance and Administration
                          (Principal Financial Officer)

/s/ William R. Gooden
    William R. Gooden     Senior Vice President and Controller     May 29 , 1998
                          (Principal Accounting Officer)

/s/ Edward D. Breen
    Edward D. Breen       Director                                 May 29 , 1998


/s/ Nicholas C. Forstmann
    Nicholas C. Forstman  Director                                  May 29, 1998

/s/ Boyd L. George
    Boyd L. George        Director                                  May 29, 1998


/s/ George N. Hutton, Jr.
    George N. Hutton, Jr. Director                                  May 29, 1998

/s/ James N. Whitson
    James N. Whitson      Director                                  May 29, 1998

                                INDEX TO EXHIBITS

   Exhibit No.                                      Description of Exhibit

4.1      --       Amended and Restated Certificate of Incorporation*

4.2      --       Amended and Restated By-Laws*

4.3      --       Form of Common Stock Certificate**

4.4      --       Rights  Agreement,   dated  as  of  June  12,  1997,  between
                  CommScope,  Inc.  and  ChaseMellon
                  Shareholder Services, L.L.C., as Rights Agent***

5.1      --       Opinion of Fried, Frank, Harris, Shriver & Jacobson

23.1     --       Consent of Deloitte & Touche LLP

23.2     --       Consent of Fried, Frank, Harris, Shriver & Jacobson (included in Exhibit 5.1)

24.1     --       Powers of Attorney (included on the signature pages)

         * Incorporated herein by reference from the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1997 (File No. 001-12929).

         ** Incorporated herein by reference from the Company's Registration Statement on Form S-4 filed with the Commission on June 13, 1997 (Reg. No. 333-23935).

         *** Incorporated herein by reference from the Registration Statement on Form 8-A filed with the Commission on June 30, 1997 (File No. 001-12929)

                                                                     EXHIBIT 5.1

            [Fried, Frank, Harris, Shriver & Jacobson Letterhead]








                                                                 212-859-8076
May 29, 1998                                               (FAX: 212-859-8587)
CommScope, Inc.
1375 Lenoir-Rhyne Boulevard
Hickory, North Carolina 28601

Ladies and Gentlemen:

We have acted as special counsel for CommScope, Inc., a Delaware corporation (the "Company), in connection with the registration, pursuant to a Registration Statement on Form S-8 (the "Form S-8), of 2,400,000 additional shares (the "Additional Shares") of Common Stock, par value $.01 per share, of the Company. The Additional Shares may be issued by the Company under the CommScope, Inc. Amended and Restated 1997 Long-Term Incentive Plan (the "Plan") upon the exercise or grant of options, restricted stock, performance units, performance shares and phantom stock issued under the Plan to employees of the Company and its subsidiaries and non-employee directors. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

                  In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and
(iii) received such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion. We have examined, among other documents, the following:

                  (a) the CommScope, Inc. Amended and Restated 1997 Long-Term Incentive Plan;

                  (b)   the Company's Registration Statement on Form S-8;

                  (c) the Company's Board of Directors' resolutions, dated February 12, 1998 and April 22, 1998;

                  (d)  the  Company's   Amended  and  Restated   Certificate  of
                       Incorporation and By-Laws; and

                  (e) the Report of the Inspectors of Election from the Company's 1998 Annual Meeting.

The documents referred to in items (a) through (e) above, inclusive, are referred to herein collectively as the "Documents".

                  In all such examinations, we have assumed the legal capacity of all natural persons executing Documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Documents and certificates and oral or written statements and other information of or from representatives of the Company and others and assume compliance on the part of all parties to the Documents with their covenants and agreements contained therein.

                  Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the issuance of the Additional Shares pursuant to the Plan has been duly authorized and that such Additional Shares, when issued, paid for and delivered as authorized in accordance with the Plan, will be validly issued, fully paid and non-assessable.

                  The opinions expressed herein are limited to the laws of the United States of America and the General Corporation Law of the State of Delaware, as currently in effect. The opinions expressed herein are given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof or for any other reason.

                  We hereby consent to the filing of this opinion as an exhibit to the Form S-8 relating to the registration of the Additional Shares. In giving such consent, we do not hereby admit that we are in the category of such persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                  The opinions expressed herein are solely for your benefit in connection with the Form S-8 and may not be relied on in any manner or for any purpose by any other person or entity.



                               Very truly yours,

                               FRIED, FRANK, HARRIS, SHRIVER & JACOBSON


                               By:                /s/  Lois Herzeca
                                                       Lois Herzeca

                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of CommScope, Inc. on Form S-8 of our report dated February 2, 1998, appearing in the Annual Report on Form 10-K of CommScope, Inc., for the year ended December 31, 1997.


/s/  Deloitte & Touche LLP

Deloitte & Touche LLP

Hickory, North Carolina
May 27, 1998